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                                                                    EXHIBIT 23.1



              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 19, 1999, in the Registration Statement (Form S-1) and related Prospectus of Tularik, Inc. for the registration of 7,187,500 shares of its common stock.

                                                     /s/ Ernst & Young LLP

Palo Alto, California

October 12, 1999